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                                                                      EXHIBIT 11


                               CORVEL CORPORATION

                        COMPUTATION OF PER SHARE EARNINGS

        Shares used in per share calculations were determined as follows:

                                                        Three months ended June 30,
                                                       -----------------------------
                                                           1997              1998
                                                       -----------        ----------
BASIC EARNINGS PER SHARE

Weighted average common shares outstanding               4,284,000         4,106,000
                                                       ===========        ==========
Net Income                                             $ 2,275,000        $2,501,000
                                                       ===========        ==========
Earnings per common and common equivalent share        $       .53        $      .61
                                                       ===========        ==========


                                                        Three months ended June 30,
                                                       ----------------------------
                                                          1997              1998
                                                       ----------        ----------
DILUTED EARNINGS PER SHARE

Weighted average common shares outstanding              4,284,000         4,106,000

Net effect of dilutive common stock options                80,000            63,000
                                                       ----------        ----------
Total common and common equivalent shares               4,364,000         4,169,000
                                                       ==========        ==========
Net Income                                             $2,275,000        $2,501,000
                                                       ==========        ==========
Earnings per common and common equivalent share        $      .52        $      .60
                                                       ==========        ==========